Exhibit 10.5

GILEAD SCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted November 15, 1991

Amended May 25, 1994

Amended and Restated January 22, 1998

Approved by Stockholders May 27, 1998

Amended March 30, 1999

Approved by Stockholders July 29, 1999

Amended and Restated July 27, 2005

Termination Date: January 21, 2008

1. PURPOSE.

(a) The purpose of the Employee Stock Purchase Plan (“the Plan”) is to provide a means by which employees of GILEAD SCIENCES, INC., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(c), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) Plan initially was adopted on November 15, 1991 and subsequently amended on May 25, 1994 (the “Initial Plan”). The Initial Plan was first amended and restated in its entirety effective as of January 22, 1998 (the “Amended and Restated Plan”). The Amended and Restated Plan is hereby further amended and restated in its entirety effective as of July 27, 2005. The terms of the Initial Plan (other than the aggregate number of shares issuable thereunder) and the terms of the Amended and Restated Plan shall remain in effect and apply to all options granted under the relevant plan.

(c) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(e) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

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(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).

3. SHARES SUBJECT TO THE PLAN.

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate twelve million six hundred forty thousand (12,640,000) shares of the Company’s $.001 par value common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates: (1) the most recent online action taken or the most recent written designation or notice made, as applicable, by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

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5. ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the Offering Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering;

(iii) the Offering Date shall constitute the beginning of a Purchase Period; and

(iv) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such

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employee’s Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one Exercise Date (as defined in the Offering) in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the stock on the Exercise Date.

(d) As of any date, “Fair Market Value” is defined as the closing sales price for the Company’s stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Stock Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in an Offering by accessing the Third Party Administrator’s website and electronically enrolling within the time specified in the Offering. During such enrollment process, the employee shall authorize payroll deductions of up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such employee’s Earnings during the Offering Period. “Earnings” is defined as an employee’s total compensation, including all salary, wages and other remuneration paid to an employee (including amounts elected to be deferred under any cash or deferred arrangement or cafeteria plan established by the Company pursuant to Sections 401(k) and 125, respectively, of the Code and excluding amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company and referral pay which is paid in recognition of referring an employee candidate), overtime pay, commissions, bonuses, profit sharing, any special payments for extraordinary services, provided, however, that the Board in its sole discretion may limit the above definition from time to time with respect to each Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin such payroll deductions after the beginning of any Offering Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering Period.

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(b) At any time during an Offering Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to electronically re-enroll in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest unless the terms of the Offering specifically so provide.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE.

(a) On each exercise date, as defined in the relevant Offering (an “Exercise Date”), each participant’s accumulated payroll deductions (without any increase for interest unless the terms of the Offering specifically so provide) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest unless the terms of the Offering specifically so provide. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest unless the terms of the Offering specifically so provide.

(c) Shares of stock of the Company that are purchased may be registered in the name of the participant or jointly in the name of the participant and his or her spouse as joint tenants with right of survivorship or community property.

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9. COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. ACCUMULATED PAYROLL DEDUCTIONS.

A participant’s accumulated payroll deductions are part of the general funds of the Company and do not earn interest.

11. RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

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(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act of 1934, as amended ( the “Exchange Act”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulations or to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) The participant may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation or to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the stockholders of the Company have approved the Plan.

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